EXHIBIT 21

MEADOWBROOK INSURANCE GROUP, INC.
LIST OF SUBSIDIARIES

Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.	Star Insurance Company	Crest Financial Corporation	ProCentury Corporation	Meadowbrook Capital Trust I

Meadowbrook Intermediaries, Inc.	Savers Property and Casualty Insurance Company	American Highway Carriers Association	ProCentury Risk Partners Insurance Co.	Meadowbrook Capital Trust II

Meadowbrook of Nevada, Inc.
	Ameritrust Insurance Corporation	Liberty Premium Finance, Inc.	Enstar Underwriters Inc.
Meadowbrook Insurance Agency, Inc.
	Williamsburg National Insurance Company	Interline Insurance Services, Inc.	Century Surety Company
MarketPlus Insurance Agency, Inc.
	American Indemnity	Commercial Carriers	ProCentury Insurance Company
Meadowbrook Risk	Insurance Company, Ltd	Insurance Agency, Inc.
Management, Limited (Bermuda)			CSC Insurance Agency, Inc.

Florida Preferred Administrators, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Medical Professional Liability Risk Purchasing Group, Inc.